BioSpecifics Technologies Corp. Announces Top-Line 30-Day Data from XIAFLEX® Phase Ib Study for Treatment of Cellulite

–Phase IIa Clinical Trial Initiation Expected in 2H13 –
– All Doses Were Generally Well-tolerated –

LYNBROOK, NY – December 13, 2012 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products marketed as XIAFLEX in the U.S. and XIAPEX® in Europe and Eurasia, today announced top-line 30-day data from the Phase Ib study of XIAFLEX for the potential treatment of adult patients with edematous fibrosclerotic panniculopathy (EFP), commonly known as cellulite, which is being conducted by BioSpecifics’ partner Auxilium Pharmaceuticals, Inc. (Auxilium). All doses of XIAFLEX were generally well-tolerated and these data support the progression into a Phase IIa clinical trial in cellulite, which Auxilium plans to initiate in the second half of 2013. Cellulite occurs mainly on the buttocks, lower limbs, and abdomen and has been reported to occur in 85-98% of post-pubertal females and rarely in men; the condition is believed to be prevalent in women of all races.1,2

“We are very pleased with the 30-day data from this Phase Ib cellulite study, which show a strong safety profile and potential efficacy for this prospective new XIAFLEX indication,” stated Thomas L. Wegman, President of BioSpecifics. “We acknowledge the significant potential commercial opportunity that cellulite may represent for XIAFLEX, if approved, and we look forward to the initiation of a Phase IIa trial by Auxilium in the second half of next year.”

The Phase Ib study is a single site, open-label dose-escalation study that enrolled 99 women between 21 and 60 years of age. Study participants were assigned to one of 11 arms, each of which varied in treatment dose, injection concentration and volume, to receive a single injection of XIAFLEX, divided into 10 aliquots over a pre-defined 8x10cm template around a target dimple. The objectives of the study are to assess the safety and effectiveness of a single injection of XIAFLEX for the treatment of cellulite at 30, 60 and 90 days across multiple dosing arms. Pharmacokinetic evaluations were made as well. Across all dosing arms, 60 patients (63%) who were treated experienced some improvement in the volume of their target cellulite dimple at Day 30. Overall, 17% of patients had a greater than or equal to 30% improvement in their target dimple at Day 30; however, multiple XIAFLEX dosing arms had more than 40 percent of patients experience an improvement greater than or equal to 30% in their target dimple at Day 30.

Treatment-related adverse events with XIAFLEX were mostly localized bruising, injection site discomfort and swelling, and all such events resolved without intervention, which are all consistent with XIAFLEX use in other indications. There were no new adverse events and no drug-related serious adverse events reported.

For more details on the data from the Phase Ia cellulite trial, including 3-D images representing baseline and 30-day images of target dimples from two subjects, please refer to the press release issued today by Auxilium.

About Cellulite

Cellulite, also known medically as edematous fibrosclerotic panniculopathy (EFP), describes a condition, in which lobules of subcutaneous adipose tissue extend into the dermal layer. Cellulite can involve the loss of elasticity or shrinking of collagen cords, called septae, that attach the skin to lower layers of muscle. When fat in cellulite prone areas swells and expands, the septae tether the skin, which causes surface dimpling characteristic of cellulite. These changes can visibly affect the shape of the epidermis and resemble an orange peel-like dimpling of the skin.1 XIAFLEX treatment is intended to target and lyse, or break, those collagen tethers with the goal of releasing the skin dimpling and potentially resulting in smoothing of the skin.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications. Injectable collagenase is currently marketed as XIAFLEX® in the U.S. for the treatment of adult Dupuytren's contracture patients with a palpable cord by Auxilium Pharmaceuticals, Inc. (Auxilium) and is approved for Dupuytren’s contracture in the European Union and Canada. XIAFLEX is also in clinical development for the treatment of several additional promising indications: Auxilium recently submitted a supplemental Biologics License Application (sBLA) to the FDA for XIAFLEX for the potential treatment of Peyronie’s disease based on positive results reported from its two Phase III clinical studies. Auxilium is also testing XIAFLEX for frozen shoulder syndrome (adhesive capsulitis) and cellulite in Phase IIa and Phase Ib clinical trials, respectively. BioSpecifics is currently managing the clinical development of XIAFLEX for the treatment of human lipoma and canine lipoma, which are both in Phase II clinical trials. Auxilium is currently partnered with Asahi Kasei Pharma Corporation for the development and commercialization of injectable collagenase for Dupuytren’s contracture and Peyronie’s disease in Japan and with Actelion Pharmaceuticals Ltd. for these same indications in Canada, Australia, Brazil and Mexico. Pfizer Inc. has marketing rights to XIAPEX® (the EU trade name for XIAFLEX) for Dupuytren’s contracture in 46 countries in Eurasia through April 24, 2013. For more information, please visit www.biospecifics.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements.” The forward-looking statements include statements concerning, among other things, the timing for Auxilium initiating a Phase IIa clinical trial in cellulite; the potential efficacy of XIAFLEX as a treatment for cellulite; and the potential commercial opportunity for XIAFLEX as a treatment for cellulite. In some cases, these statements can be identified by forward-looking words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “likely,” “may,” “will,” “could,” “continue,” “project,” “predict,” “goal,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on BioSpecifics’ current expectations and its projections about future events. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including the ability of BioSpecifics’ partner, Auxilium, and its partners, Asahi Kasei Pharma Corporation and Actelion Pharmaceuticals Canada Inc., to achieve their objectives for XIAFLEX in their applicable territories; the market for XIAFLEX in, and initiation and outcome of clinical trials for, additional indications including frozen shoulder, cellulite, human lipoma and canine lipoma, all of which will determine the amount of milestone, royalty and sublicense income BioSpecifics may receive; the potential of XIAFLEX to be used in additional indications; the timing of results of any clinical trials; the timing of regulatory filings and action; the receipt of any applicable milestone payments from Auxilium; whether royalty payments BioSpecifics is entitled to receive will exceed set-offs; and other risk factors identified in BioSpecifics’ Annual Report on Form 10-K for the year ended December 31, 2011 and its Current Reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements included in this release are made as of the date hereof, and BioSpecifics assumes no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com

References:

1.	Avram, Cellulite: a review of its physiology and treatment, Journal of Cosmetic Laser Therapy 2004; 6: 181–185
2.	Khan MH et al. Treatment of cellulite: Part I. Pathophysiology. J Am Acad Dermatol. 2010 Mar;62(3):361-70.